Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, Jul. 28, 2009 – Waddell & Reed Financial, Inc. (NYSE: WDR) today reported second quarter net income of $23.4 million, or $0.27 per diluted share, which includes a charge to general and administrative costs of $548 thousand for severance and other costs related to the sale of our subsidiary, Austin, Calvert & Flavin, Inc. (“ACF”).  Net income during the first quarter of 2009 was $15.5 million, or $0.18 per diluted share and included a non-cash charge of $3.7 million for other-than-temporary impairments of certain of the Company’s investments in affiliated mutual funds.  Excluding the charges for the sale of ACF and other-than-temporary impairments, net income would have been $23.7 million, or $0.28 per diluted share and $17.8 million, or $0.21 per diluted share for the second and first quarters of 2009, respectively.  Management believes adjusting results to exclude these charges provides investors with a more comparable basis for evaluating results and financial performance to other periods.

Net income during the second quarter of 2008 was $35.2 million, or $0.40 per diluted share after the retroactive adoption of a new accounting standard (EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”) on January 1, 2009.  The change increased the number of diluted weighted average shares outstanding during the second quarter of 2008 to 86.9 million from 84.6 million and resulted in a decrease in earnings per diluted share of $0.02 compared with the results we reported in July 2008.  Non-vested stock awards are now included in the share count for the calculation of earnings per share.

On July 15, 2009, we sold ACF to TTC Holdings, Inc.  As of a result of the sale, we will record additional sale related costs in the third quarter of approximately $540 thousand.  For tax purposes, the sale resulted in a capital loss, which will generate future tax benefits by offsetting potential future and prior period capital gains.    We expect to record tax benefits in the third quarter of $1.1 million to recover capital gains taxes paid in prior periods.  Assets under management at ACF were $483 million at the end of June 2009.

Business Discussion

Management commentary

“Helped by better market conditions, gross sales and net flows have rebounded nicely compared to the previous quarter and redemption pressure has eased,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Assets under management benefited from stronger flows and rising markets, which in turn improved our operating margin to 19.0% from 17.4% during the first quarter of 2009.”

Advisors channel

Gross sales of $783 million in our Advisors channel were up 13% during the quarter and net flows of $140 million turned positive after two quarters of outflows.  However, sales and net flows were below the comparable period in 2008.  This channel continues to enjoy an industry-low redemption rate of around 8%.

Wholesale channel

Our Wholesale channel experienced strong sales volume during the quarter.  Gross sales of $4.1 billion improved 72% compared to the previous quarter and were only 10% lower than last year’s comparable period.  The comparison to last year’s second quarter is especially notable given the strength of the market during the first half of 2008.

While the Ivy Asset Strategy and Ivy Global Natural Resources funds remain sales leaders, numerous other products in the Ivy family are receiving meaningful daily flows.  Additionally, the Ivy funds’ brand ranked third (after the American Funds and IShares) in the FA Vision survey by respected industry consultants, kasina and Horsesmouth.  This survey gathered responses nationwide from 3,129 financial advisors to rank mutual fund companies for positive brand attributes including consistency, innovation and ease of doing business with the company.  This ranking further attests to the progress we have made in penetrating third party distribution with our Ivy funds.

Institutional channel

Gross sales of $526 million improved 33% compared to the first quarter, but declined 21% compared to last year’s second quarter.  Net flows remain positive at $92 million.  The increase in redemption activity during the quarter was largely due to reallocations by clients of Pictet & Cie.

As a result of the sale of ACF, beginning in the third quarter of 2009 we will no longer include ACF’s assets under management in our Institutional channel.

Management Fee Revenue Analysis

We earn management fee revenues by providing investment management services to our retail funds and institutional clients.  These revenues are based on the amount of average assets under management and influenced by asset composition, sales, redemptions and financial market conditions.

Average assets under management increased 15% on a sequential quarter basis and declined 24% compared to last year’s second quarter.  The effective management fee rate during the second quarter was 62.5 basis points compared to 62.2 basis points during the first quarter of 2009 and 65.1 basis points during the second quarter of 2008.  Compared to the previous quarter, management fees benefited from one additional day.  Compared to last year’s second quarter, a shift in the mix of assets under management towards lower fee products pressured the effective fee rate.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

On a sequential basis, revenues increased on a combination of higher sales of Class A mutual funds and variable annuities, asset-based service fees and asset allocation product fees.  This increase was partly offset by lower insurance sales volume.  Direct expenses rose in correlation with higher sales volume and asset levels.  Lower technology costs resulted in a small decline in indirect costs.

Compared to last year’s second quarter, revenues declined partly due to lower asset-based fees and lower front-load (Class A mutual funds) sales volume.  Direct expenses declined in correlation with lower asset and sales levels.  Indirect expenses declined on a combination of lower compensation and related costs and lower sales convention costs.

Wholesale channel

Sequentially, revenues increased primarily on higher asset-based service and distribution fees.  Higher sales volume by Legend advisors also contributed to the revenue variance.  Direct expenses increased on a combination of higher asset-based service and distribution fees, and higher sales levels and wholesaler commissions.  Indirect expenses increased on a combination of marketing costs and IT costs relating to the Ivy Web site.

Compared to the same period last year, the decline in assets under management led to lower asset-based service and distribution fees and, to a lesser degree, lower commission revenues by Legend advisors.  Direct expenses declined due to lower asset-based service and distribution costs as well as lower sales volume by Legend advisors.  Indirect expenses declined primarily on lower compensation and related costs at Legend.

Compensation and Related Expense Analysis

Compensation and related costs rose on a sequential quarter basis due to the April 2009 incentive share grants and deferred compensation expenses.  Compared to last year’s second quarter, expenses fell due to lower incentive compensation and, to a lesser degree, lower compensation and related costs as a result of our Voluntary Separation Program, which was effective in late December 2008.

General and Administrative Expense Analysis

Sequentially, general and administrative costs rose due mostly to severance of employees at ACF.  Costs were largely unchanged compared to the second quarter of 2008.

Subadvisory Fees

Subadvisory fees, which are paid on average asset levels in subadvised funds, rose compared to the first quarter of 2009, but fell compared to the second quarter of 2008.  These variances are largely due to the fluctuation of assets in the Ivy Global Natural Resources fund.  Subadvised average assets under management were $5.3 billion in the current quarter, compared to $4.4 billion during the first quarter of 2009 and $12.8 billion during last year’s second quarter.

During the second quarter, we brought the management of the Ivy International Balanced and the Ivy VIP International Value funds in-house and, on July 1st, the management of the Ivy European Opportunities fund.  Combined, these funds have assets under management of $0.9 billion and based on current asset values, represent an annual saving of subadvisory costs of approximately $3.9 million.

Investment and Other Income

Investment and other income rose compared to the first quarter due to a combination of the non-cash charge of $3.7 million taken in the first quarter of 2009 to reflect other-than-temporary impairments on certain of the Company’s investments in affiliated mutual funds and increased investment income of $1.7 million recorded in the current period.

Balance Sheet Information

As of June 30, 2009, cash and cash equivalents and investment securities were $263 million (excluding $63 million held for the benefit of customers segregated in compliance with federal and other regulations).  We have no short-term borrowings against our $175 million credit facility.

Stockholders’ equity was $333 million and there were 85.9 million shares outstanding.  During the quarter, we repurchased 658,700 shares on the open market or privately at an aggregate cost of $15 million.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$102,972	$112,583	$107,911	$76,397	$70,981	$82,566
Underwriting and distribution fees	106,111	114,254	107,054	89,343	80,715	91,105
Shareholder service fees	24,986	25,946	26,259	25,304	24,976	25,957
Total operating revenues	234,069	252,783	241,224	191,044	176,672	199,628
Operating Expenses:
Underwriting and distribution	124,777	132,292	125,589	114,164	98,718	110,781
Compensation and related costs	34,346	32,870	30,701	21,140	25,699	27,399
General and administrative	13,833	14,731	14,912	32,894	13,413	14,503
Subadvisory fees	11,834	13,037	10,866	5,385	4,703	5,485
Depreciation	3,140	3,188	3,389	3,481	3,312	3,444
Goodwill impairment	0	0	0	7,222	0	0
Total operating expenses	187,930	196,118	185,457	184,286	145,845	161,612
Operating Income:	46,139	56,665	55,767	6,758	30,827	38,016
Investment and other income	2,186	1,817	(530)	(295)	(3,092)	2,161
Interest expense	(2,978)	(2,982)	(2,984)	(3,143)	(3,149)	(3,150)
Income before taxes	45,347	55,500	52,253	3,320	24,586	37,027
Provision for taxes	17,006	20,313	18,888	4,050	9,120	13,653
Net Income	$28,341	$35,187	$33,365	$(730)	$15,466	$23,374
Net income per share*	0.33	0.40	0.39	(0.01)	0.18	0.27
Weighted average shares outstanding - basic				84,716
Weighted average shares outstanding - diluted	86,807	86,928	86,007		84,910	86,001
Operating margin	19.7%	22.4%	23.1%	3.5%	17.4%	19.0%

* The Company adopted FSP EITF 03-6-1 effective January 1, 2009.  Accordingly, basic and diluted earnings per share for all periods presented have been adjusted.

Underwriting and Distribution

(Amounts in thousands)

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$61,677	$63,812	$57,968	$51,886	$47,413	$52,262
Expenses
Direct	42,712	44,872	40,106	35,493	33,309	36,281
Indirect	22,616	23,588	23,428	22,752	21,719	20,938
Total expenses	$65,328	$68,460	$63,534	$58,245	$55,028	$57,219
Margin	-5.9%	-7.3%	-9.6%	-12.3%	-16.1%	-9.5%
Wholesale Channel (Third-Party)
Revenues	$30,345	$35,905	$36,242	$26,156	$23,075	$27,222
Expenses
Direct	39,595	43,307	41,520	38,133	28,012	35,915
Indirect	7,252	7,372	8,539	7,011	6,382	7,214
Total expenses	$46,847	$50,679	$50,059	$45,144	$34,394	$43,129
Wholesale Channel (Legend)
Revenues	$14,089	$14,537	$12,844	$11,301	$10,227	$11,621
Expenses
Direct	9,423	9,695	8,526	7,623	6,466	7,547
Indirect	3,179	3,458	3,470	3,152	2,830	2,886
Total expenses	$12,602	$13,153	$11,996	$10,775	$9,296	$10,433
Consolidated Total
Revenues	$106,111	$114,254	$107,054	$89,343	$80,715	$91,105
Expenses
Direct	91,730	97,874	90,152	81,249	67,787	79,743
Indirect	33,047	34,418	35,437	32,915	30,931	31,038
Total expenses	$124,777	$132,292	$125,589	$114,164	$98,718	$110,781

Changes in Assets Under Management

(Amounts in millions)

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$34,562	$32,075	$32,687	$28,505	$23,472	$22,643
Sales (net of commissions)	1,048	1,100	871	705	695	783
Redemptions	(917)	(914)	(904)	(1,036)	(823)	(724)
Net sales	131	186	(33)	(331)	(128)	59
Net exchanges	(67)	(36)	(27)	(20)	(27)	(26)
Reinvested dividends & capital gains	69	93	66	97	73	107
Net flows	133	243	6	(254)	(82)	140
Market action	(2,620)	369	(4,188)	(4,779)	(747)	2,422
Ending assets	$32,075	$32,687	$28,505	$23,472	$22,643	$25,205

Wholesale Channel
Beginning assets	$21,537	$24,532	$28,948	$23,353	$17,489	$18,635
Sales (net of commissions)	5,413	4,574	3,743	1,869	2,389	4,104
Redemptions	(1,171)	(1,243)	(2,714)	(3,413)	(1,467)	(1,249)
Net sales	4,242	3,331	1,029	(1,544)	922	2,855
Net exchanges	65	35	24	21	26	(1)
Reinvested dividends & capital gains	6	31	(9)	(299)	6	78
Net flows	4,313	3,397	1,044	(1,822)	954	2,932
Market action	(1,318)	1,019	(6,639)	(4,042)	192	1,646
Ending assets	$24,532	$28,948	$23,353	$17,489	$18,635	$23,213

Institutional Channel
Beginning assets	$8,769	$8,285	$8,489	$7,926	$6,523	$6,298
Sales (net of commissions)	696	664	560	439	395	526
Redemptions	(365)	(497)	(303)	(396)	(301)	(488)
Net sales	331	167	257	43	94	38
Net exchanges	0	0	0	0	0	26
Reinvested dividends & capital gains	27	29	26	37	24	28
Net flows	358	196	283	80	118	92
Market action	(842)	8	(846)	(1,483)	(343)	803
Ending assets	$8,285	$8,489	$7,926	$6,523	$6,298	$7,193

Consolidated Total
Beginning assets	$64,868	$64,892	$70,124	$59,784	$47,484	$47,576
Sales (net of commissions)	7,157	6,338	5,174	3,013	3,479	5,413
Redemptions	(2,453)	(2,654)	(3,921)	(4,845)	(2,591)	(2,461)
Net sales	4,704	3,684	1,253	(1,832)	888	2,952
Net exchanges	(2)	(1)	(3)	1	(1)	(1)
Reinvested dividends & capital gains	102	153	83	(165)	103	213
Net flows	4,804	3,836	1,333	(1,996)	990	3,164
Market action	(4,780)	1,396	(11,673)	(10,304)	(898)	4,871
Ending assets	$64,892	$70,124	$59,784	$47,484	$47,576	$55,611

Supplemental Information

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	8.4%	7.7%	8.2%	12.2%	10.5%	8.2%
Wholesale	20.6%	18.0%	39.3%	75.2%	33.3%	22.4%
Institutional	17.5%	23.4%	14.3%	22.9%	19.6%	28.2%
Total	14.0%	13.8%	21.9%	37.7%	20.6%	16.8%

Sales per advisor (000s)
Total	351	357	272	199	169	249
2+ Years	548	538	412	309	312	346
0 to 2 Years	100	105	84	56	55	73

Gross production per advisor (000s)	17.2	17.4	15.0	14.6	13.9	15.1

Number of advisors	2,235	2,285	2,357	2,366	2,277	2,328

Number of shareholder accounts (000s)	3,432	3,638	3,736	3,662	3,666	3,683

Number of shareholders (000s)	757	850	878	863	869	850

Fund Rankings

	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	47%	61%	68%
Top half	61%	86%	86%

Equity assets
Top quartile	20%	70%	80%
Top half	28%	87%	86%

Fixed income funds
Top quartile	47%	43%	43%
Top half	73%	79%	79%

Fixed income assets
Top quartile	57%	57%	49%
Top half	88%	95%	95%

All funds
Top quartile	47%	57%	62%
Top half	64%	84%	84%

All assets
Top quartile	25%	68%	76%
Top half	37%	88%	88%

MorningStar
% of funds with 4 or 5 stars
Equity funds	68%	61%	68%
All funds	58%	53%	58%

% of assets with 4 or 5 stars
Equity funds	88%	83%	88%
All funds	78%	74%	78%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, July 28, 2009 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Corporate” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for 7 days.

Web site Resources

We invite you to visit the “Corporate” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolio, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008, which include, without limitation:

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                                          A decrease in, or the elimination of, any future quarterly dividend paid to stockholders;

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          The introduction of legislative, judicial or regulatory proposals that change the independent contractor classification of our financial advisors;

•                                          Our inability to hire and retain senior executive management and other key personnel;

•                                          The impairment of goodwill or other intangible assets on our balance sheet; and

•                                          Investors’ failure to renew our investment management or subadvisory agreements, or the terms of any such renewals being on unfavorable terms.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2008 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2009.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.